Exhibit 99.1

Viropro Announces Appointment of Ciro E. Adams, CPA, LLC, as New Audit Firm,

Secures Additional $200,000 in Convertible Debt

OCTOBER 9, 2015, SAN JOSE, CA – Viropro, Inc. (OTCBB: VPRO) today announced it has appointed Ciro E. Adams, CPA, LLC, as its new auditor firm to succeed LBB & Associates Ltd., LLP. The decision to change auditors was not the result of any disagreement between the Company and LBB & Associates Ltd., LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Viropro also announced that it appointed an interim controller to prepare the Company’s financial statements for the fiscal years ended December 31, 2011, 2012, 2013 and 2014 and for the quarters ended March 31, 2012, June 30, 2012, September 30, 2012, March 31, 2013, June 30, 2013, September 30, 2013, March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, and June 30, 2015. The Company’s former controller, Ms. Lee Buether, passed away earlier this year.

Viropro indicated that it intends to complete the audit by the end of 2015, after which it will initiate a process to become current in its periodic filing requirements with the SEC. In connection with becoming current in its SEC filing requirements, the Company's intends to apply for relisting on the NASDAQ Stock Market so that it can trade on that market as early as possible after regaining compliance with the listing requirements.

“We are delighted to be working with Ciro E. Adams,” said Bruce Cohen, Chairman of the Viropro Board of Directors. “His firm has a solid track record of working with companies like ours.”

Separately, Viropro announced that it has entered into a definitive agreement with Spring Hill Bioventures (“SBV”) through which the company may raise up to $500,000 in convertible debt. SBV has agreed to an initial commitment of $200,000, with an additional $50,000 available upon the achievement of certain milestones. The proceeds of the financing will be used for the preparation of audited financial statements, the implementation of the company’s strategic plans and for general corporate purposes.

At or prior to maturity, the note may be converted by the note holder, or prepaid by Viropro with notice to allow the note holder to convert. If not converted or prepaid within 12 months of issue, the notes will automatically convert into common stock of Viropro at a conversion rate of $.005 per share.

If the full value of the notes are purchased, note holders will be granted warrants entitling them to purchase from Viropro up to 35,000,000 shares of common stock at a price of $.03 per share. The notes carry an interest rate of 12% per year.

Under the terms of the agreement with SBV, additional notes may be sold up to the $500,000 maximum prior to December 31, 2015, subject to a minimum purchase of $50,000.

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the company’s limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all, including the additional capital which will be necessary to execute the company’s future plans.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, visit www.viropro.net / CONTACT: Viropro Public Relations (info@viropro.net)